Exhibit 99.1

Press Release	Source: Innofone.com, Inc.

Innofone.com to Acquire InfoWeapons, Inc. to Meet Demands for Evolving New Internet Market
Thursday May 18, 6:00 am ET

SANTA MONICA, CA–(MARKET WIRE)–May 18, 2006 – Innofone.com, Inc. (OTC BB:INFN.OB - News), a leader in the rapidly emerging market for IPv6 (New Internet) services, announced its agreement in principle to acquire InfoWeapons, Inc., a leading provider of IPv6 network hardware and solutions.

IPv6, also known as Internet Protocol version 6 or the New Internet, is a massive upgrade to the existing Internet that is expected to globally replace the existing Internet standard (IPv4, which has been in place since 1973). It has been mandated by the U.S. Department of Defense and the Federal Government, and by the governments of countries such as Japan, South Korea and China.

"InfoWeapons has been one of the early adopters and leaders in IPv6 technologies," said Lawrence Hughes, its Chairman and CTO. "The company develops and markets very secure, IPv6-enabled network appliances for major markets in Asia, Europe and the U.S. Our company's team of experienced engineers and our aggressively high degree of in-house Quality Assurance enables us to deliver modular network solutions that are very user-friendly and easy to deploy – while providing up-to-date IPv6 compliance, scalability, and solid security and reliability suitable for even the most challenging business environments."

"This acquisition will take Innofone.com to a new level of product and support offerings," said Alex Lightman, CEO and President of Innofone.com, Inc. "Our company has become globally known for IPv6 services such as conferences, training, and consulting. With the acquisition of InfoWeapons, we expect to combine high-quality products and services with a long outreach in the world markets."

Mr. Hughes added, "This opens incredible new opportunities for us to combine our strengths in R&D with Innofone.com's global reach and established reputation as a voice for IPv6." Mr. Lightman noted, "In two decades as a high tech industry manager I have never seen a more creative team than that of InfoWeapons. I am truly impressed by the team's experience – and its enthusiasm and energy in tackling the many new opportunities and challenges that the worldwide transition from IPv4 to IPv6 represents."

About Innofone.com, Inc.

Innofone.com, Inc. (OTC BB:INFN.OB - News), with its wholly owned subsidiary, IPv6 Summit, Inc., is currently the first public company to focus exclusively on Internet Protocol version 6 (IPv6). Innofone.com organizes world-class conferences and offers training, testing and consulting related to IPv6 for government and commercial customers, especially IT and wireless departments. The Company is dedicated to providing a broad range of services and products for the New Internet, as well as supporting an international forum for advancing the knowledge, development and implementation of New Internet technologies, applications and policies. For more information, see http://www.usipv6.com and http://www.innofone.net.

IPv6, also known as The New Internet, is a major upgrade to the existing Internet (Internet Protocol version 4, in service since 1973), and offers always-on security, high-quality video-over-Internet and other important new features that will profoundly influence a broad range of consumer, commercial and military devices. The Office of Management and Budget (OMB) recently mandated IPv6 for use by the US Federal Government, joining the US Department of Defense, which has already started transitioning to the new format.

"SAFE HARBOR" STATEMENT UNDER THE PRIVATE SECURITIES LITIGATION REFORM ACT OF 1995: The statements contained in this release which are not historical facts are forward-looking statements that are subject to risks and uncertainties that could cause actual results to differ materially from those set forth in or implied by forward-looking statements. These risks and uncertainties include the Company's entry into new commercial businesses, the risk of obtaining financing, recruiting and retaining qualified personnel, and other risks described in the Company's Securities and Exchange Commission filings. The forward-looking statements in this press release speak only as of the date hereof, and the Company disclaims any obligation to provide updates, revisions or amendments to any forward-looking statement to reflect changes in the Company's expectations or future events.

Contact:
     For additional information, contact:
     Paul Shepherd
     Innofone.com, Inc.
     1431 Ocean Ave., Suite 1500
     Santa Monica, CA 90401, USA
     Tel: +1 310-458-3233
     Email Contact

Source: Innofone.com, Inc.